Exhibit 23.1 Consent of Michael Johnson & Co, LLC, Certified Public Accountants

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Entrust Financial Services, Inc.
6795 E. Tennessee Ave. 5th Floor
Denver, CO 80224

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 3, 2002, relating to the consolidated financial statements of Entrust Financial Services, Inc., appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Michael Johnson & Co, LLC

Denver, Colorado
August 12, 2002